October 28, 2013

EAGLE ROCK ANNOUNCES THIRD QUARTER 2013 CASH DISTRIBUTION, SUMMARY PRELIMINARY RESULTS AND EARNINGS RELEASE DATE

HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (“Eagle Rock” or the “Partnership”) today declared a cash distribution for the quarter ended September 30, 2013 of $0.15 per common unit (including eligible restricted common units), equivalent to $0.60 per unit on an annualized basis.  The distribution will be paid on Thursday, November 14, 2013 to unitholders of record as of the close of business on Thursday, November 7, 2013, and represents a decrease from the distribution of $0.22 per common unit paid with respect to the second quarter.
The Partnership’s operating and financial performance improved in the third quarter of 2013. Despite this, the Partnership continued to generate insufficient distributable cash flow to cover the $0.22 per unit distribution level. With the expectation that the challenges that have affected the Partnership over the last several quarters are likely to continue, the Board of Directors decided to lower the distribution to a level that stabilizes and begins to improve the Partnership’s leverage ratio and liquidity position.
Based on preliminary financial results for the quarter ended September 30, 2013 (subject to the completion of the Partnership’s quarter-end review), management expects to report Adjusted EBITDA of approximately $62.8 million, which would represent an increase of 12% over the second quarter 2013 amount. Management expects to report distribution coverage of approximately 1.05x for the third quarter of 2013, and expects that level to increase over the next several quarters.
Management anticipates that the lower distribution level coupled with an anticipated growing distribution coverage over the next several quarters will allow the Partnership to redirect some of its cash from operations toward debt repayment in the near term, which will benefit the common unitholders in the form of greater equity value, and the Partnership in the form of greater liquidity and financial flexibility. All actual future distributions will be determined, declared and paid at the sole discretion of the Board of Directors. In addition, management and the Board of Directors continue to explore alternatives to address the Partnership’s leverage ratio and liquidity position, which may include asset sales or purchases, equity financings, the separation of its upstream and midstream businesses or other alternatives.
Third Quarter 2013 Earnings Release Date and Conference Call Information
The Partnership plans to report third quarter 2013 financial and operating results after market close on Wednesday, October 30, 2013. The third quarter 2013 earnings conference call will be held at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, October 31, 2013.
Interested parties may listen to the earnings conference call live over the Internet or via telephone. To listen live over the Internet, participants are advised to log on to the Partnership's web site at www.eaglerockenergy.com and select the “Events & Presentations” sub-tab under the “Investor Relations” tab. To participate by telephone, the call in number is 877-293-5457, conference ID 90146995. Participants are advised to dial into the call at least 15 minutes prior to the call. An audio replay of the conference call will also be available for thirty days by dialing 855-859-2056, conference ID 90146995. In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.

About the Partnership
The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids (NGLs); (iii) crude oil and condensate logistics and marketing; and (iv) natural gas marketing and trading; and b) upstream, which includes exploiting, developing, and producing hydrocarbons in oil and natural gas properties.
The term “Board of Directors” as used herein refers to the board of directors of the general partner of the Partnership’s general partner.
Qualified Notice to Nominees
This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d).  Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

Contacts:
Eagle Rock Energy Partners, L.P.

Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Vice President, Corporate Finance and Investor Relations; Treasurer

Use of Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated. While we have not finalized our financial statements for the quarter ended September 30, 2013, the following preliminary information reflects management’s estimates with respect to such period based on currently available information. Estimates of financial results are inherently uncertain and subject to change, and adjustments may arise and actual results may differ materially from these estimates. You are cautioned not to place undue reliance on these estimates.

Eagle Rock Energy Partners, L.P.
GAAP to Non-GAAP Reconciliations
($ in thousands)
(unaudited)

	Three Months Ended	Three Months Ended
	September 30,	June 30,
	2013	2013
Net income (loss) to Adjusted EBITDA
Net income (loss), as reported	$(91,565)	$16,032
Depreciation, depletion and amortization	42,641	41,157
Impairment	61,389	1,839
Loss (Gains) from risk management activities, net	27,507	(31,476)
Total derivative settlements	1,812	7,467
Non-cash mark-to-market of Upstream product imbalances	3	(5)
Restricted units non-cash amortization expense	3,939	3,520
Income tax benefit	(2,033)	(862)
Interest - net including realized risk management instruments and other expense	19,089	18,181
Adjusted EBITDA	$62,782	$55,853

Net income (loss) to Distributable Cash Flow
Net income (loss), as reported	$(91,565)	$16,032
Depreciation, depletion and amortization expense	42,641	41,157
Impairment	61,389	1,839
Loss (Gains) from risk management activities, net	27,507	(31,476)
Total derivative settlements	1,812	7,467
Capital expenditures-maintenance related	(18,751)	(14,900)
Non-cash mark-to-market of Upstream product imbalances	3	(5)
Restricted units non-cash amortization expense	3,939	3,520
Income tax benefit	(2,033)	(862)
Distributable Cash Flow	$24,942	$22,772

This news release includes the non-generally accepted accounting principles, or non-GAAP, financial measures of Adjusted EBITDA. Non-GAAP financial measures should not be considered alternatives to GAAP measures such as net income (loss), operating income (loss), cash flows from operating activities or any other GAAP measure of liquidity or financial performance.

Eagle Rock defines Adjusted EBITDA as net income (loss) plus or (minus) income tax provision (benefit); interest-net, including realized interest rate risk management instruments and other expense; depreciation, depletion and amortization expense; impairment expense; other operating expense, non-recurring; other non-cash operating and general and administrative expenses, including non-cash compensation related to the Partnership’s equity-based compensation program; unrealized (gains) losses on commodity and interest rate risk management related instruments; (gains) losses on discontinued operations and other (income) expense.
Eagle Rock uses Adjusted EBITDA as a measure of its core profitability to assess the financial performance of its assets. Adjusted EBITDA also is used as a supplemental financial measure by external users of Eagle Rock's financial statements such as investors, commercial banks and research analysts. For example, the Partnership's lenders under its revolving credit facility use a variant of its Adjusted EBITDA in a compliance covenant designed to measure the viability of Eagle Rock and its ability to perform under the terms of the revolving credit facility; Eagle Rock, therefore, uses Adjusted EBITDA to measure its compliance with its revolving credit facility. Eagle Rock believes that investors benefit from having access to the same financial measures that its management uses in evaluating performance. Adjusted EBITDA is useful in determining Eagle Rock's ability to sustain or increase distributions. By excluding unrealized derivative gains (losses), a non-cash, mark-to-market benefit (charge) which represents the change in fair market value of the Partnership's executed derivative instruments and is independent of its assets' performance or cash flow generating ability, Eagle Rock believes Adjusted EBITDA reflects more accurately the Partnership's ability to generate cash sufficient to pay interest costs, support its level of indebtedness, make cash distributions to its unitholders and finance its maintenance capital expenditures. Eagle Rock further believes that Adjusted EBITDA also portrays more accurately the underlying performance of its operating assets by isolating the performance of its operating assets from the impact of an unrealized, non-cash measure designed to portray the fluctuating inherent value of a financial asset. Similarly, by excluding the impact of non-recurring discontinued operations, Adjusted EBITDA provides users of the Partnership's financial statements a more accurate picture of its current assets' cash generation ability, independently from that of assets which are no longer a part of its operations.
Eagle Rock's Adjusted EBITDA definition may not be comparable to Adjusted EBITDA or similarly titled measures of other entities, as other entities may not calculate Adjusted EBITDA in the same manner as Eagle Rock. Eagle Rock has reconciled Adjusted EBITDA to the GAAP financial measure of net income (loss) at the end of this release.
Adjusted EBITDA does not include interest expense, income taxes or depreciation and amortization expense. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate net income. Because we use capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider both net income (loss) and net cash flows provided by operating activities determined under GAAP, as well as Adjusted EBITDA, to evaluate our performance and liquidity.
Adjusted EBITDA should not be considered an alternative to net income, operating income, cash flows provided by operating activities or any other measure of financial performance presented in accordance with U.S. GAAP.

Distributable Cash Flow is defined as Adjusted EBITDA minus: (i) maintenance capital expenditures; (ii) cash interest expense; (iii) cash income taxes; and (iv) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income (loss) for the period. For purposes of the foregoing, maintenance capital expenditures are intended to represent capital expenditures made to replace partially or fully depreciated assets; to meet regulatory requirements; to maintain the existing operating capacity of the Partnership's gathering, processing and treating assets or to maintain the Partnership's natural gas, NGL, crude or sulfur production. In particular, with respect to maintenance capital expenditures intended to maintain the Partnership’s natural gas, NGL, crude or sulfur production, the Partnership estimates these amounts based on current projections and expectations, and the Partnership does not undertake to adjust any historical amounts based on the actual impact of such expenditures on production. As a result, the included amount of maintenance capital expenditures could fail to maintain production if actual performance does not meet projections and expectations.
Distributable Cash Flow is a significant performance metric used by senior management to compare cash flows generated by the Partnership (excluding growth capital expenditures and prior to the establishment of any retained cash reserves by the Board of Directors) to the cash distributions expected to be paid to unitholders. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions. This financial measure also is important to investors as an indicator of whether the Partnership is generating cash flow at a level that can sustain or support an increase in quarterly distribution rates. Actual distributions are set by the Board of Directors.
The GAAP measure most directly comparable to Distributable Cash Flow is net income (loss). Eagle Rock's Distributable Cash Flow definition may not be comparable to Distributable Cash Flow or similarly titled measures of other entities, as other entities may not calculate Distributable Cash Flow (and Adjusted EBITDA, on which it builds) in the same manner as Eagle Rock. Eagle Rock has reconciled Distributable Cash Flow to the GAAP financial measure of net income/(loss) at the end of this release.
This news release may include "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future, are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, risks related to volatility or declines (including sustained declines) in commodity prices; market demand for crude oil, natural gas and natural gas liquids; the effectiveness of the Partnership's hedging activities; the Partnership's ability to retain key customers; the Partnership's ability to continue to obtain new sources of crude oil and natural gas supply; the availability of local, intrastate and interstate transportation systems and other facilities to transport crude oil, natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership's ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership's risk factors, please consult the Partnership's Form 10-K, filed with the Securities and Exchange Commission ("SEC") for the year ended December 31, 2012 and the Partnership's Forms 10-Q filed with the SEC for subsequent quarters, including the Partnership’s Form 10-Q to be filed for the quarter ended September 30, 2013, as well as any other public filings, and press releases.